Exhibit 99.1

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed financial information reflects the historical financial statements of SandRidge Energy, Inc. (“SandRidge”) adjusted on a pro forma basis to give effect to the sale of certain oil and natural gas properties in the Permian Basin in west Texas (the “Permian Properties”) to Sheridan Holding Company II, LLC (“Sheridan”) and the redemption of its 9.875% Senior Notes due 2016 and 8.0% Senior Notes due 2018, herein referred to as the Senior Notes Redemption. SandRidge's historical results have also been adjusted to give effect to (i) its acquisition of oil and natural gas properties from Hunt Oil Company, Hunt Chieftain Development, L.P., and Hunt Oil Company of Louisiana, Inc. (collectively, “Hunt”), (ii) the acquisition of Dynamic Offshore Resources, LLC (“Dynamic”) by SandRidge and SandRidge's issuance of $750.0 million aggregate principal amount of 8.125% Senior Notes due 2022, herein referred to as the financing transaction, to partially fund the acquisition of Dynamic and (iii) the conveyance of royalty interests in certain oil and natural gas properties (the “Mississippian Trust II Royalty Interests”) to SandRidge Mississippian Trust II by SandRidge. These transactions are described further below.

•
Sale of Permian Properties. On February 26, 2013, SandRidge sold its oil and natural gas properties located in the Permian Basin area of west Texas for an agreed upon price of $2.6 billion, subject to post-closing adjustments, to Sheridan, herein referred to as the Permian Sale. The Permian Properties exclude assets associated with SandRidge Permian Trust.

•
Redemption of Senior Notes. On February 26, 2013, SandRidge announced that it would redeem all of its outstanding 9.875% Senior Notes due 2016 and 8.0% Senior Notes due 2018, which have a total aggregate principal amount outstanding of $1.1 billion. These senior notes will be redeemed for a price of 100% of the principal amount, plus a premium as of the redemption date of March 28, 2013. A portion of the proceeds from the Permian Sale will be used to fund the Senior Notes Redemption.

•
Acquisition of Properties from Hunt. On June 20, 2012, SandRidge acquired oil and natural gas properties from Hunt for approximately $38.5 million, net of purchase price adjustments and subject to post-closing adjustments. The properties comprise approximately 184,000 gross (103,000 net) acres in the Gulf of Mexico.

•
Dynamic Acquisition. On April 17, 2012, SandRidge completed its acquisition of Dynamic for approximately $1.2 billion, comprised of approximately $680.0 million in cash and approximately 74 million shares of SandRidge common stock, referred to herein as the Dynamic Acquisition. Dynamic is an oil and natural gas exploration, development and production company with operations in the Gulf of Mexico.

•
8.125% Senior Notes due 2022. On April 17, 2012, concurrent with the closing of the Dynamic Acquisition, SandRidge issued $750.0 million aggregate principal amount of 8.125% Senior Notes due 2022. Net proceeds from the offering were approximately $730.1 million after deducting offering expenses, and were used primarily to finance the cash portion of the Dynamic Acquisition.

•
SandRidge Mississippian Trust II. On April 23, 2012, SandRidge Mississippian Trust II (the “Mississippian Trust II”), a Delaware statutory trust, completed its initial public offering (“IPO”) of 29,900,000 common units representing beneficial interests in the Mississippian Trust II. Net proceeds to the Mississippian Trust II, after underwriting discounts and commissions, were $590.2 million. Concurrent with the closing, SandRidge conveyed the Mississippian Trust II Royalty Interests in exchange for the net proceeds of the Mississippian Trust II's IPO, which were further reduced by $3.1 million for a structuring fee paid to certain of the underwriters, and 19,825,000 units (7,393,750, common units and 12,431,250, subordinated units) representing approximately 39.9% of the beneficial interest in the Mississippian Trust II. The Mississippian Trust II Royalty Interests are in certain existing wells and wells to be drilled on oil and natural gas properties leased by SandRidge in the Mississippian formation in northern Oklahoma and southern Kansas within an area of mutual interest. SandRidge used the net proceeds from the offering for general corporate purposes, which included the funding of its drilling program.

The unaudited pro forma condensed balance sheet is based on the audited December 31, 2012 SandRidge balance sheet and includes pro forma adjustments to give effect to the Permian Sale and Senior Notes Redemption as if these transactions occurred on December 31, 2012. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is based on the audited statement of operations of SandRidge for the year ended December 31, 2012, the unaudited statement of revenues and direct operating expenses of the properties acquired from Hunt for the period of January 1, 2012 through June 20, 2012 and the unaudited statement of operations of Dynamic for the period of January 1, 2012 through April 17, 2012 and includes pro forma adjustments to give effect to the Permian Sale, the Senior Notes Redemption, the acquisition of properties from Hunt, the Dynamic Acquisition, the financing transaction and the Mississippian Trust II Royalty Interests conveyance as if those transactions occurred on January 1, 2012.

The pro forma adjustments reflecting: (i) SandRidge's sale of the Permian Properties, (ii) the Senior Notes Redemption, (iii) SandRidge's acquisition of properties from Hunt, (iv) the acquisition of Dynamic by SandRidge under the acquisition method of accounting and (v) SandRidge's conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II include the use of estimates and assumptions as described in the related notes. The pro forma adjustments are based on information available to management at the time these unaudited pro forma condensed financial statements were prepared. SandRidge believes the estimates and assumptions used are reasonable and the significant effects of the transactions are properly reflected. However, the estimates and assumptions are subject to change as additional information becomes available. The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the acquisition of properties from Hunt or the Dynamic Acquisition. Additionally, the unaudited pro forma condensed combined statement of operations excludes the impact of non-recurring expenses SandRidge and Dynamic have incurred or will incur as a result of the Permian Sale, the Senior Notes Redemption, the acquisition of properties from Hunt, the Dynamic Acquisition and the financing transaction. Such non-recurring expenses primarily consist of non-capitalizable banking and legal fees, the loss on the Permian Sale, the loss on extinguishment of debt, the bargain purchase gain associated with the Dynamic Acquisition and an income tax benefit resulting from a partial release of the valuation allowance on SandRidge's deferred tax asset.

The unaudited pro forma financial information is for informational purposes only and is not intended to represent or to be indicative of the results that actually would have occurred had the transactions described above been completed as of the dates set forth in this unaudited pro forma financial information and should not be taken as indicative of SandRidge's future combined results of operations or financial position. Actual results may differ significantly from that reflected in the unaudited pro forma financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma financial information and actual results. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, SandRidge's Annual Report on Form 10-K for the year ended December 31, 2012, the Mississippian Trust II's Annual Report on Form 10-K for the year ended December 31, 2012, Dynamic's financial statements and related notes for the three months ended March 31, 2012 included in SandRidge's Current Report on Form 8-K filed on May 18, 2012, the unaudited Statement of Revenues and Direct Operating Expenses for the three months ended March 31, 2012 for the properties acquired from Hunt included in SandRidge's Current Report on Form 8-K/A on August 31, 2012, and other information that SandRidge has filed with the Securities and Exchange Commission.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
DECEMBER 31, 2012

	SandRidge Historical	Permian Sale Pro Forma Adjustments		SandRidge Pro Forma
	(In thousands, except per share amounts)
ASSETS
Current assets
Cash and cash equivalents	$309,766	$2,600,000	(a)
		(8,650)	(b)
		(41,046)	(c)
		(1,177,519)	(d)	$1,682,551
Accounts receivable, net	445,506	—		445,506
Derivative contracts	71,022	—		71,022
Inventories	3,618	—		3,618
Costs in excess of billings	11,229	—		11,229
Prepaid expenses	31,319	—		31,319
Restricted deposit	255,000	(255,000)	(e)	—
Other current assets	15,425	—		15,425
Total current assets	1,142,885	1,117,785		2,260,670
Oil and natural gas properties, net (full cost method)	7,897,602	(3,050,853)	(f)	4,846,749
Other property, plant and equipment, net	582,375	—		582,375
Restricted deposits	27,947	—		27,947
Derivative contracts	23,617	—		23,617
Other assets	116,305	(12,382)	(d)	103,923
Total assets	$9,790,731	$(1,945,450)		$7,845,281
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$—	$—		$—
Accounts payable and accrued expenses	766,544	—		766,544
Billings and estimated contract loss in excess of costs incurred	15,546	—		15,546
Derivative contracts	14,860	—		14,860
Asset retirement obligations	118,504	—		118,504
Deposit on pending sale	255,000	(255,000)	(e)	—
Total current liabilities	1,170,454	(255,000)		915,454
Long-term debt	4,301,083	(1,106,658)	(d)	3,194,425
Derivative contracts	59,787	—		59,787
Asset retirement obligations	379,906	(14,497)	(g)	365,409
Other long-term obligations	17,046	—		17,046
Total liabilities	5,928,276	(1,376,155)		4,552,121
Equity
SandRidge Energy, Inc. stockholders’ equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding; aggregate liquidation preference of $265,000	3	—		3
6.0% Convertible perpetual preferred stock; 2,000 shares issued and outstanding; aggregate liquidation preference of $200,000	2	—		2
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding; aggregate liquidation preference of $300,000	3	—		3
Common stock, $0.001 par value, 800,000 shares authorized; 491,578 issued and 490,359 outstanding	476	—		476
Additional paid-in capital	5,233,019	—		5,233,019
Additional paid-in capital - stockholder receivable	(5,000)	—		(5,000)
Treasury stock, at cost	(8,602)	—		(8,602)
Accumulated deficit	(2,851,048)	(399,763)	(h)
		(41,046)	(c)
		(83,243)	(d)	(3,375,100)
Total SandRidge Energy, Inc. stockholders’ equity	2,368,853	(524,052)		1,844,801
Noncontrolling interest	1,493,602	(45,243)	(i)	1,448,359
Total equity	3,862,455	(569,295)		3,293,160
Total liabilities and equity	$9,790,731	$(1,945,450)		$7,845,281
The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012

	SandRidge Historical	Dynamic Historical	Dynamic Acquisition Pro Forma Adjustments		SandRidge as Adjusted for Dynamic Acquisition	Properties Acquired from Hunt Historical (o)	Properties Acquired from Hunt Pro Forma Adjustments		SandRidge Mississippian Trust II Pro Forma Adjustments		Permian Sale Pro Forma Adjustments		SandRidge Pro Forma Combined

	(In thousands, except per share amounts)
Revenues
Oil and natural gas	$1,759,282	$173,588	$1,229	(a)	$1,934,099	$28,232	$—		$—		$(566,075)	(s)	$1,396,256
Drilling and services	116,633	—	—		116,633	—	—		—		—		116,633
Midstream and marketing	40,486	—	—		40,486	—	—		—		—		40,486
Century Plant construction	796,323	—	—		796,323	—	—		—		—		796,323
Other	18,241	3,117	—		21,358	—	—		—		—		21,358
Total revenues	2,730,965	176,705	1,229		2,908,899	28,232	—		—		(566,075)		2,371,056
Expenses
Production	477,154	48,721	17,697	(b)	543,572	11,519	—		—		(103,915)	(s)	451,176
Production taxes	47,210	—	752	(b)	47,962	462	—		—		(26,423)	(s)	22,001
Drilling and services	68,227	—	—		68,227	—	—		—		—		68,227
Midstream and marketing	39,669	—	—		39,669	—	—		—		—		39,669
Century Plant construction costs	796,323	—	—		796,323	—	—		—		—		796,323
Exploration	—	2,864	(2,864)	(c)	—	—	—		—		—		—
Depreciation and depletion — oil and natural gas	568,029	55,177	(45,248)	(d)
			(177)	(e)	577,781	—	9,956	(d)	—		(164,066)	(d)	423,671
Depreciation and amortization — other	60,805	—	—		60,805	—	—		—		—		60,805
Accretion of asset retirement obligations	28,996	—	5,360	(b)
			1,853	(f)	36,209	—	1,937	(p)	—		(1,320)	(t)	36,826
Impairment	316,004	—	—		316,004	—	—		—		—		316,004
General and administrative	241,682	9,989	(3,250)	(g)
			(12,990)	(h)	235,431	—	(174)	(h)	250	(q)	—		235,507
Gain on derivative contracts	(241,419)	—	28,922	(b)	(212,497)	—	—		—		—		(212,497)
Loss on sale of assets	3,089	—	—		3,089	—	—		—		—		3,089
Other	—	25,116	(23,809)	(b)
			(1,307)	(i)	—	—	—		—		—		—
Total expenses	2,405,769	141,867	(35,061)		2,512,575	11,981	11,719		250		(295,724)		2,240,801
Income from operations	325,196	34,838	36,290		396,324	16,251	(11,719)		(250)		(270,351)		130,255
Other income (expense)
Interest expense	(303,349)	(6,633)	6,633	(j)
			(18,112)	(j)
			(547)	(j)
			10,875	(k)	(311,133)	—	—		—		100,907	(u)	(210,226)
Bargain purchase gain	122,696	—	(122,696)	(l)	—	—	—		—		—		—

Loss on derivative contracts	—	(28,922)	28,922	(b)	—	—	—	—		—		—
Loss on extinguishment of debt	(3,075)	—	—		(3,075)	—	—	—		—		(3,075)
Other income (expense), net	4,741	(3,387)	—		1,354	—	—	—		—		1,354
Total other expense	(178,987)	(38,942)	(94,925)		(312,854)	—	—	—		100,907		(211,947)
Income (loss) before income taxes	146,209	(4,104)	(58,635)		83,470	16,251	(11,719)	(250)		(169,444)		(81,692)
Income tax benefit	(100,362)	(923)	101,211	(m)	(74)	—	—	—		—	(v)	(74)
Net income (loss)	246,571	(3,181)	(159,846)		83,544	16,251	(11,719)	(250)		(169,444)		(81,618)
Less: net income attributable to noncontrolling interest	105,000	—	—		105,000	—	—	12,081	(r)	—		117,081
Net income (loss)attributable to SandRidge Energy, Inc.	141,571	(3,181)	(159,846)		(21,456)	16,251	(11,719)	(12,331)		(169,444)		(198,699)
Preferred stock dividends	55,525	—	—		55,525	—	—	—		—		55,525
Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$86,046	$(3,181)	$(159,846)		$(76,981)	$16,251	$(11,719)	$(12,331)		$(169,444)		$(254,224)
Earnings (loss) per share
Basic	$0.19				$(0.16)							$(0.53)
Diluted	$0.19				$(0.16)							$(0.53)
Weighted average number of SandRidge Energy, Inc. common shares outstanding
Basic	453,595		21,623	(n)	475,218							475,218
Diluted	456,015		19,203	(n)	475,218							475,218
The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Note 1.	Basis of Presentation

On February 26, 2013, SandRidge Energy, Inc. (“SandRidge”) sold its oil and natural gas properties located in the Permian Basin area of west Texas (the “Permian Properties”) for an agreed upon price of $2.6 billion, subject to post-closing adjustments, to Sheridan Holding Company II, LLC, herein referred to as the Permian Sale. The Permian Properties exclude assets associated with SandRidge Permian Trust.

On February 26, 2013, SandRidge announced that it would redeem all of its outstanding 9.875% Senior Notes due 2016 and 8.0% Senior Notes due 2018, herein referred to as the Senior Notes Redemption, which have a total aggregate principal amount outstanding of $1.1 billion. These senior notes will be redeemed for a price of 100% of the principal amount, plus a premium as of the redemption date of March 28, 2013. A portion of the proceeds from the Permian Sale will be used to fund the Senior Notes Redemption.

On June 20, 2012, SandRidge acquired oil and natural gas properties from Hunt Oil Company, Hunt Chieftain Development, L.P., and Hunt Oil Company of Louisiana, Inc. (collectively, “Hunt”) for approximately $38.5 million, net of purchase price adjustments and subject to post-closing adjustments. The properties comprise approximately 184,000 gross (103,000 net) acres in the Gulf of Mexico.

On April 23, 2012, SandRidge Mississippian Trust II (the “Mississippian Trust II”), a Delaware statutory trust, completed its initial public offering (“IPO”) of 29,900,000 common units representing beneficial interests in the Mississippian Trust II. Net proceeds to the Mississippian Trust II, after underwriting discounts and commissions, were $590.2 million. Concurrent with the closing, SandRidge conveyed certain royalty interests to the Mississippian Trust II in exchange for the net proceeds of the Mississippian Trust II's IPO, which were further reduced by $3.1 million for a structuring fee paid to certain of the underwriters, and 19,825,000 units (7,393,750 common units and 12,431,250 subordinated units) representing approximately 39.9% of the beneficial interest in the Mississippian Trust II. The royalty interests conveyed to the Mississippian Trust II are in certain existing wells and wells to be drilled on oil and natural gas properties leased by SandRidge in the Mississippian formation in northern Oklahoma and southern Kansas within an area of mutual interest (the “Mississippian Trust II Royalty Interests”).

On February 1, 2012, SandRidge and Dynamic Offshore Holding, LP (the “Seller”) entered into an agreement for SandRidge to acquire 100% of the outstanding equity interests of Dynamic Offshore Resources, LLC (“Dynamic”), a wholly-owned subsidiary of the Seller. On April 17, 2012, SandRidge completed its acquisition of Dynamic for approximately $1.2 billion, comprised of approximately $680.0 million in cash and approximately 74 million shares of SandRidge common stock, referred to herein as the Dynamic Acquisition. Dynamic is an oil and natural gas exploration, development and production company with operations in the Gulf of Mexico.

SandRidge secured $725.0 million in committed financing (the “Bridge Loan”) from Bank of America, N.A., SunTrust Bank and The Royal Bank of Scotland plc that was available for SandRidge's use to fund the cash portion of the Dynamic purchase price. SandRidge incurred a $10.9 million fee in connection with securing the Bridge Loan. Rather than using the Bridge Loan, however, SandRidge issued $750.0 million of 8.125% Senior Notes due 2022 (the “8.125% Senior Notes”) on April 17, 2012 to primarily fund the cash portion of the Dynamic purchase price. The pro forma effects of the 8.125% Senior Notes, herein referred to as the financing transaction, have been reflected in the pro forma adjustments.

The unaudited pro forma condensed balance sheet is based on the audited December 31, 2012 SandRidge balance sheet and includes pro forma adjustments to give effect to the Permian Sale and Senior Notes Redemption as if these transactions occurred on December 31, 2012. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is based on the audited statement of operations of SandRidge for the year ended December 31, 2012, the unaudited statement of revenues and direct operating expenses of the properties acquired from Hunt for the period of January 1, 2012 through June 20, 2012 and the unaudited statement of operations of Dynamic for the period of January 1, 2012 through April 17, 2012 and includes pro forma adjustments to give effect to the Permian Sale, the Senior Notes Redemption, the acquisition of properties from Hunt, the Dynamic Acquisition, the financing transaction and the Mississippian Trust II Royalty Interests conveyance as if those transactions occurred on January 1, 2012. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 excludes the impact of non-recurring expenses SandRidge and Dynamic have incurred or will incur as a result of the Permian Sale, the Senior Notes Redemption, the acquisition of properties from Hunt, the Dynamic Acquisition and the financing transaction. Such non-recurring expenses primarily consist of banking and legal fees, the loss on the Permian Sale, the loss on extinguishment of debt, the bargain purchase gain associated with the Dynamic Acquisition and an income tax benefit resulting from a partial release of the valuation allowance on SandRidge's deferred tax asset.

SandRidge believes that the estimates and assumptions used in the preparation of these unaudited pro forma financial statements provide a reasonable basis for presenting the effects directly attributable to the transactions described above. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, SandRidge's Annual Report on Form 10-K for the year ended December 31, 2012, the Mississippian Trust II's Annual Report on Form 10-K for the year ended December 31, 2012, Dynamic's financial statements and related notes for the three months ended March 31, 2012 included in SandRidge's Current Report on Form 8-K filed on May 18, 2012, the unaudited Statement of Revenues and Direct Operating Expenses for the three months ended March 31, 2012 for the properties acquired from Hunt, both included in SandRidge's Current Report on Form 8-K/A filed on August 31, 2012, and other information that SandRidge has filed with the Securities and Exchange Commission.

Consolidation of the Trusts by SandRidge. In accordance with Accounting Standards Codification Topic 810, including the guidance in Accounting Standards Update 2009-17, SandRidge consolidates the activities of variable interest entities of which it is the primary beneficiary. SandRidge has determined that it is the primary beneficiary of the Mississippian Trust II and began consolidating the activities of the Mississippian Trust II with its results beginning in April 2012. In consolidation, the royalty trust net income attributable to common units of the royalty trusts owned by third parties is reflected as noncontrolling interest. Accordingly, the pro forma impact of the Mississippian Trust II Royalty Interests conveyance primarily is limited to giving effect to noncontrolling interest accounting.

Note 2.    Pro Forma Adjustments - Unaudited Pro Forma Condensed Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed balance sheet:

(a)	Adjustment to reflect proceeds from the Permian Sale.

(b)
Adjustment to reflect the associated transaction fees resulting from the Permian Sale. These fees are costs incurred to sell the Permian Properties and were, therefore, included in the calculation of the loss on the Permian Sale. The loss has not been included in the accompanying unaudited pro forma condensed combined statement of operations due to its non-recurring nature.

(c)
Adjustment to reflect income taxes resulting from the Permian Sale. These taxes have not been included in the accompanying unaudited pro forma condensed combined statement of operations due to their non-recurring nature.

(d)
Adjustment to reflect the Senior Notes Redemption to be funded with a portion of the proceeds from the Permian Sale, the elimination of the unamortized debt issuance costs associated with the redeemed senior notes and the estimated loss on extinguishment of debt. The loss on extinguishment of debt has not been included in the accompanying unaudited pro forma condensed combined statement of operations due to its non-recurring nature.

(e)	Adjustment to apply the restricted deposit associated with the Permian Sale received in December 2012 toward the Permian Properties sale price.

(f)
Adjustment to reflect the reduction to oil and natural gas properties for the Permian Sale. The historical value of the proved properties sold was determined by allocating the historical net book value of SandRidge's full cost pool based on the fair value of the oil and natural gas properties included in the Permian Sale relative to the fair value of SandRidge's full cost pool as of December 31, 2012. The fair value of the Permian Properties was estimated using a discounted cash flow model, with future cash flows estimated based upon estimated oil and natural gas reserve quantities and forward strip oil and natural gas prices as of December 31, 2012, discounted to present value using SandRidge's risk-weighted assessments for proved developed and undeveloped reserves and an industry-based weighted average cost of capital. The historical value of the unproved properties was based on the historical cost of the associated acreage.

(g)	Adjustment to reflect reduction of asset retirement obligations (“ARO”) for amounts attributable to the Permian Properties.

(h)
Adjustment to reflect SandRidge's portion of the loss on the Permian Sale. The loss was calculated as the difference between the proceeds received and ARO attributable to the Permian Properties less the historical value of the Permian Properties (as discussed in (f) above) and related transaction fees. A loss was recognized in accordance with the full cost method of accounting based on the anticipated significant alteration of the relationship between SandRidge's capitalized costs and proved reserves as a result of the Permian Sale. The loss has not been included in the accompanying unaudited pro forma condensed combined statement of operations due to its non-recurring nature. See calculation of loss below (in thousands):

Sales price for Permian Properties	$2,600,000
ARO attributable to Permian Properties	14,497
Total consideration	2,614,497
Allocated historical value of full cost pool and historical costs for Permian Properties	3,050,853
Transaction fees for Permian Sale	8,650
Loss on sale of Permian Properties	(445,006)
Less: loss allocated to noncontrolling interest	45,243
Loss attributable to SandRidge Energy, Inc.	$(399,763)

(i)
Adjustment to reflect the portion of the loss on the Permian Sale attributable to noncontrolling interest. The loss has not been included in the accompanying unaudited pro forma condensed combined statement of operations due to its non-recurring nature.

Note 3.    Pro Forma Adjustments - Unaudited Pro Forma Condensed Combined Statement of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statement of operations:

(a)	Adjustment to reverse the effect on revenues of natural gas imbalances recorded by Dynamic under the entitlement method. SandRidge uses the sales method of accounting for natural gas imbalances.

(b)	Adjustments to align the presentation of Dynamic's revenues and expenses based on the statement of operations line items and presentation utilized by SandRidge.

(c)
Adjustment to eliminate expense related to unsuccessful exploration costs, geological and geophysical costs and delay rentals attributable to the development of oil and natural gas properties from Dynamic's historical financial statements in accordance with the full cost method of accounting for oil and natural gas properties. SandRidge follows the full cost method of accounting for oil and natural gas properties while Dynamic followed the successful efforts method of accounting for oil and natural gas properties prior to its acquisition by SandRidge. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of unsuccessful exploration drilling costs, geological and geophysical costs, delay rental on leases, abandonment costs and general and administrative expenses directly related to exploration and development activities.

(d)
Adjustment to depreciation and depletion resulting from the pro forma calculation of the combined entity's depletion expense under the full cost method of accounting for oil and natural gas properties. The pro forma depletion adjustment for the year ended December 31, 2012 for the sale of the Permian Properties utilizes an average depletion rate of $14.91. The pro forma depletion adjustments for the year ended December 31, 2012 reflect depletion using the combined entity's rate through the acquisition date for the acquisition of properties from Hunt (June 20, 2012) and the Dynamic Acquisition (April 17, 2012) or an average depletion rate of $13.85. Under the successful efforts method of accounting, proved property acquisition costs are amortized on a unit-of-production basis over total proved reserves and costs of wells, related equipment and facilities are depreciated over the life of the proved developed reserves that will utilize those capitalized assets on a field-by-field basis. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are included in a single full cost pool, which is amortized on a unit-of-production basis over total proved reserves.

(e)	Adjustment to eliminate the impairment of oil and natural gas properties recorded by Dynamic under the successful efforts method of accounting.

(f)	Adjustment to Dynamic's accretion expense due to changes in ARO as a result of calculating the obligation based upon SandRidge's credit adjusted risk-free rate.

(g)
Adjustment to capitalize a portion of Dynamic's general and administrative expenses as allowed under the full cost method, using SandRidge's historical capitalization rates of approximately 33% for the period of January 1 through April 17, 2012.

(h)	Adjustment to eliminate non-recurring acquisition costs included in SandRidge's historical statement of operations for the year ended December 31, 2012.

(i)
Adjustment to eliminate the loss on abandonment recorded by Dynamic under the successful efforts method of accounting. Under full cost accounting, any differences between recorded ARO and actual plugging and abandonment costs are recorded as an adjustment to accumulated depletion.

(j)
Adjustment to eliminate historical interest expense on Dynamic's debt, which was repaid at closing, record interest expense on the $750.0 million principal amount of 8.125% Senior Notes and amortize estimated debt issuance costs of $19.9 million related to the 8.125% Senior Notes over the term of the notes. The pro forma adjustments for the year ended December 31, 2012 reflects interest expense and amortization of debt issuance costs through April 17, 2012.

(k)	Adjustment to eliminate the non-recurring fee SandRidge incurred to secure the Bridge Loan, which was included in SandRidge's historical statement of operations for the year ended December 31, 2012.

(l)
Adjustment to reverse the bargain purchase gain resulting from the Dynamic Acquisition. The bargain purchase gain is the excess fair value of net assets acquired over consideration paid and was included in SandRidge's historical statement of operations for the year ended December 31, 2012. The bargain purchase gain is considered non-recurring and therefore reversed in the pro forma adjustments for the year ended December 31, 2012.

(m)
Adjustment to reverse Dynamic's income tax benefit. There was no pro forma income tax provision related to the acquisition of Dynamic due to SandRidge's net deferred tax asset position and the corresponding full valuation allowance. A net deferred tax liability resulted from the difference between the estimated fair value and SandRidge's tax basis in the assets acquired and liabilities assumed. The net deferred tax liability also includes the effects of deferred tax assets associated with net operating losses and other tax attributes acquired through the Dynamic Acquisition. This net deferred tax liability was offset with SandRidge's existing net deferred tax asset, resulting in the release of $100.3 million of valuation allowance against SandRidge's existing net deferred tax asset, which is reflected in SandRidge's historical statement of operations for the year ended December 31, 2012. The release of the valuation allowance is considered non-recurring and therefore reversed in the pro forma adjustments for the year ended December 31, 2012.

(n)	Adjustment to weighted average shares outstanding for the issuance of SandRidge common stock in conjunction with the Dynamic Acquisition.

(o)	Adjustment to recognize revenues and direct operating expenses of the properties acquired from Hunt.

(p)	Adjustment to record accretion expense on ARO assumed in the acquisition of oil and natural gas properties from Hunt.

(q)
The Mississippian Trust II's general and administrative expenses are estimated at $1.3 million annually and include an annual administrative services fee of $0.3 million payable by the Mississippian Trust II to SandRidge that is eliminated in consolidation. Adjustment for the Mississippian Trust II for the year ended December 31, 2012 is net of amounts attributable to the Mississippian Trust II from April 23, 2012 to December 31, 2012 already reflected in the SandRidge historical results.

(r)
Reflects net income of the Mississippian Trust II attributable to the third-party beneficial ownership of 60.1%. Such amounts were estimated based on pro forma distributable income of the Mississippian Trust II of $27.7 million less depletion of $7.6 million for the period from January 1, 2012 through April 23, 2012.

(s)	Adjustment to reduce oil and natural gas sales, production expense and production tax expense for amounts attributable to the Permian Properties during the year ended December 31, 2012.

(t)	Adjustment to reduce accretion expense for amounts attributable to ARO associated with the Permian Properties during the year ended December 31, 2012.

(u)	Adjustment to reduce interest expense for amounts attributable to the senior notes to be redeemed with proceeds from the Permian Sale.

(v)
No adjustment to income taxes for income tax attributable to net revenues generated by the Permian Properties during the year ended December 31, 2012 as the effective tax rate is deemed to be 0% as a result of SandRidge's full valuation allowance on its net deferred tax asset.